                           DAVIS WRIGHT TREMAINE LLP
                              2600 Century Square
                               1501 Fourth Avenue
                         Seattle, Washington 98101-1688
                                 (206) 622-3150
                                 (206) 628-7699





                               February 19, 1997





California Hospital and Health Facilities Trust
7901 Stoneridge Drive, Suite 500
Pleasanton, California  94588

         Re:  Registration Statement on Form N-1A,
              File Nos. 811-6575; 33-46137

Ladies/Gentlemen:

         In connection with the referenced Registration Statement on Form N-1A, as amended, filed by the Hospital and Health Facilities Trust (the "Trust") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), you have requested us to furnish our opinion as to the legality of 337,096,270 shares of the California Hospital and Health Facilities Liquid Asset Fund (the "Shares") which have been registered under the Act.

         We have reviewed the Registration Statement, the Declaration of Trust pursuant to which the Trust and the Fund were established and certain records of the Trust's proceedings. We have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust, agreements and other instruments, certificates of officers and representatives of the Trust, certificates of public officials and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

         Based on the foregoing, we are of the opinion that the Shares, when issued, were legally issued, fully paid, and non-assessable.

California Hospital and Health
  Facilities Trust
February 19, 1997
Page 2



         We hereby consent to the use of this opinion in connection with your Form 24F-2, Annual Notice of Securities Sold, being filed with respect to your fiscal year ended December 31, 1996.

                                                   Very truly yours,

                                                   DAVIS WRIGHT TREMAINE LLP


                                                   /s/ Davis Wright Tremaine LLP